UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2021 (May 13, 2021)

UNION PACIFIC CORPORATION

(Exact name of registrant as specified in its charter)

Utah	1-6075	13-2626465
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1400 Douglas Street, Omaha, Nebraska	68179
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (402) 544-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each Class	Trading Symbol	Name of each exchange on which registered
Common Stock (Par Value $2.50 per share)	UNP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

Union Pacific Corporation (the Company) held its Annual Meeting of Shareholders on May 13, 2021, conducted through a live audio webcast only (the Meeting). Of the 666,704,113 shares outstanding and entitled to vote at the Meeting, 583,095,397 shares were present at the Meeting in person or by proxy, constituting a quorum of approximately 87.45%. The shareholders of the Company’s common stock (the Shareholders) considered and voted upon eight proposals at the Meeting.

Proposal 1 – Election of Directors

The Shareholders elected each of the following directors to serve a term of one year, ending at the time of the next Annual Meeting of Shareholders in 2022 (or until a successor is elected) pursuant to the By-Laws of the Company and the applicable laws of the State of Utah:

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
Andrew H. Card, Jr.	483,269,824	31,834,762	899,927	67,090,884
William J. DeLaney	505,083,104	9,721,052	1,200,357	67,090,884
David B. Dillon	506,034,621	9,044,069	925,823	67,090,884
Lance M. Fritz	464,533,676	49,018,294	2,452,543	67,090,884
Deborah C. Hopkins	508,127,643	6,718,396	1,158,474	67,090,884
Jane H. Lute	504,989,029	9,872,978	1,142,506	67,090,884
Michael R. McCarthy	465,736,000	47,951,584	2,316,929	67,090,884
Thomas F. McLarty III	484,513,277	30,545,239	945,997	67,090,884
Jose H. Villarreal	485,732,779	29,340,853	930,881	67,090,884
Christopher J. Williams	506,210,718	8,521,673	1,272,122	67,090,884

Proposal 2 – Ratification of Appointment of Deloitte & Touche LLP as Independent Registered Public Accounting Firm for the Year Ending December 31, 2021

The Shareholders voted for the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2021 by the following count:

Votes For	Votes Against	Abstentions	Broker Non-Votes
556,000,499	26,303,303	791,595	0

Proposal 3 – Advisory Vote on Executive Compensation (“Say on Pay”)

The Shareholders approved, on an advisory (non-binding) basis, the compensation of the Company’s Named Executive Officers, by the following count:

Votes For	Votes Against	Abstentions	Broker Non-Votes
483,670,062	30,474,337	1,860,114	67,090,884

Proposal 4 – Adoption of the Union Pacific Corporation 2021 Stock Incentive Plan

The Shareholders approved the adoption of the Union Pacific Corporation 2021 Stock Incentive Plan, by the following count:

Votes For	Votes Against	Abstentions	Broker Non-Votes
478,233,474	36,309,272	1,461,767	67,090,884

Proposal 5 – Adoption of the Union Pacific Corporation 2021 Employee Stock Purchase Plan

The Shareholders approved the adoption of the Union Pacific Corporation Employee Stock Purchase Plan, by the following count:

Votes For	Votes Against	Abstentions	Broker Non-Votes
511,683,365	3,248,145	1,073,003	67,090,884

Proposal 6 – Shareholder Proposal Requesting EEO-1 Report Disclosure

A shareholder of the Company submitted a proposal requesting the Company adopt a policy requiring the Company disclose on its website its Consolidated EEO-1 report, no later than 60 days after its submission to the U.S. Equal Employment Opportunity Commission (Proposal 6). The Shareholders voted for Proposal 6 by the following count:

Votes For	Votes Against	Abstentions	Broker Non-Votes
441,636,357	69,285,038	5,083,118	67,090,884

Proposal 7 – Shareholder Proposal Requesting Annual Diversity and Inclusion Efforts Report

A shareholder of the Company submitted a proposal requesting the Company publish annually a report, at reasonable expense and excluding proprietary information, assessing the Company's diversity and inclusion efforts (Proposal 7). The Shareholders voted for Proposal 7 by the following count:

Votes For	Votes Against	Abstentions	Broker Non-Votes
415,988,145	95,168,427	4,847,941	67,090,884

Proposal 8 – Shareholder Proposal Requesting Annual Emissions Reduction Plan & Annual Advisory Vote on Emissions Reduction Plan

A shareholder of the Company submitted a proposal requesting the Company disclose at each annual meeting of shareholders, a report disclosing the Company's greenhouse gas emission levels in a manner consistent with the Task Force on Climate-related Financial Disclosure recommendations as well as any strategy that Company may have adopted or will adopt to reduce emissions in the future (the Reduction Plan) and provide shareholders with the opportunity, at each such annual meeting, to express non-binding advisory approval or disapproval of the Reduction Plan (Proposal 8). The Shareholders voted against Proposal 8 by the following count:

Votes For	Votes Against	Abstentions	Broker Non-Votes
158,208,327	341,896,787	15,899,399	67,090,884

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 14, 2021

UNION PACIFIC CORPORATION

By:	/s/ Craig V. Richardson
Craig V. Richardson
Executive Vice President, Chief Legal Officer, and Corporate Secretary